Exhibit 10.8

Execution Version

ASSUMPTION AGREEMENT, dated as of November 26, 2014, made by XFit Brands, Inc., a Nevada corporation (“Additional Grantor”), in favor of PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio, a separate investment portfolio of PIMCO Funds, a Massachusetts business trust (the “Secured Party”). All capitalized terms not defined herein shall have the meaning ascribed to them in such Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, reference is made to that certain Note Purchase Agreement, dated as of June 10, 2014 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among each Obligor (as defined therein) and the Secured Party;

WHEREAS, in connection with the Purchase Agreement, the Obligors have entered into that certain Pledge and Security Agreement, dated as of June 12, 2014 (as amended, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) in favor of the Secured Party;

WHEREAS, the Additional Grantor has become a party under the Purchase Agreement; and

WHEREAS, the the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Pledge and Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.          Accession to Pledge and Security Agreement. By executing and delivering this Assumption Agreement, (a) the Additional Grantor acknowledges and agrees to, and becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The Additional Grantor hereby confirms the grant to the Secured Party set forth in the Pledge and Security Agreement of, and does hereby grant to the Secured Party, a security interest in all of such Grantor’s right, title and interest in and to all Collateral, including without limitation, that specified on the schedule attached hereto, and agrees that such attached schedule shall supplement and become a part of the relevant Schedule(s) to the Pledge and Security Agreement.

2.          Representations and Warranties. The Additional Grantor hereby represents and warrants (a) that each of the representations and warranties contained in Section 4 of the Pledge and Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date and (b) that the attached schedule is a true and correct list of all Collateral of the type required to be included on the applicable Schedule(s) to the Pledge and Security Agreement being supplemented hereby and that it has complied with all provisions of the Pledge and Security Agreement relating thereto and that the Secured Party has a valid, perfected first priority security interest therein.

3.          Successors and Assigns. This Assumption Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Grantor may not assign, transfer or delegate any of its rights or obligations under this Assumption Agreement without the prior written consent of the Agent and any such assignment, transfer or delegation without such consent shall be null and void.

4.          Counterparts. This Assumption Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

5.          Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

6.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

7.          GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF STATE OF NEW YORK.

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IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

XFIT BRANDS, INC.

By:	/s/ David E. Vautrin
Name: David E. Vautrin
Title: Chief Executive Officer

[Signature Page to Assumption Agreement]